Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2007 on the financial statement of SmartVideo Technologies, Inc. d/b/a uVuMobile Technologies, Inc for the year ended December 31, 2006, included herein on the registration statement of uVuMobile, Inc. on Form S-1, and to the reference of our firm under the heading “Experts” in the prospectus.

SHERB & CO, LLP
/s/ SHERB & CO, LLP
Certified Public Accountants

Boca Raton, Florida
February 6, 2008